EXHIBIT 10.1

SETTLEMENT AND RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”), dated March 14, 2014 (the “Effective Date”), is made by and among (i) PHARMAGEN, INC., a corporation incorporated under the laws of the State of Nevada and formerly known as Sunpeaks Ventures, Inc. (the “Plaintiff”), (ii) PHARMAGEN DISTRIBUTION, LLC, a limited liability company organized and existing under the laws of the State of Delaware and formerly known as Healthcare Distribution Specialists LLC, PHARMAGEN LABORATORIES, INC., a corporation incorporated under the laws of the State of New York and formerly known as BryceRx Laboratories, Inc., PHARMAGEN NUTRICEUTICALS, INC., a corporation incorporated under the laws of the State of Delaware (collectively, the “Guarantors” and each a “Guarantor” and together with the Plaintiff, the “Credit Parties”) and (iii) TCA GLOBAL CREDIT MASTER FUND, LP, a limited partnership organized and existing under the laws of the Cayman Islands (the “Defendant”). The Credit Parties and the Defendant are collectively referred to herein as the “Parties,” or each of them individually as a “Party.”

WHEREAS, the Credit Parties and Defendant entered into that certain senior secured revolving credit facility agreement, dated as of September 30, 2012 (attached hereto as Exhibit A), as amended by Amendment No. 1 thereto, dated November 30, 2012 (attached hereto as Exhibit B), and as further amended by Amendment No. 2 thereto, dated March 29, 2013 (attached hereto as Exhibit C) (as amended, the “2012 Credit Agreement”), pursuant to which the Defendant, as lender, agreed to make available to the Plaintiff, as borrower, and the Guarantors, as guarantors, a secured revolving loan in the amount of up to Five Million and No/100 United States Dollars (US$5,000,000);

WHEREAS, the Credit Parties and Defendant entered into that certain senior secured revolving credit facility agreement, dated as of February 28, 2012 and effective as of March 29, 2013 (attached hereto as Exhibit D) (the “2013 Credit Agreement”, together with the 2012 Credit Agreement, collectively, the “Credit Agreements”), pursuant to which the Defendant, as lender, agreed to make available to the Plaintiff, as borrower, and the Guarantors, as guarantors, a secured revolving loan in the amount of up to Two Million and No/100 United States Dollars (US$2,000,000);

WHEREAS, Defendant claims that the Credit Parties have, among other defaults, failed to make certain payments of principal, interest and fees to the Defendant pursuant to the terms and conditions of the Credit Agreements and on or about June 11, 2013, the Defendant sent a Notice of Default to the Plaintiff pursuant to which the Defendant declared an Event of Default by the Credit Parties under the Credit Agreements and transaction documents executed in connection therewith (the “Existing Default”);

WHEREAS, on August 9, 2013 the Plaintiff filed a Civil Action Summons and Compliant for Breach of Contract, Breach of Implied Duty of Good Faith and Fair Dealing, Declaratory Judgment and Conversion against the Defendant (including any and all claims, and ancillary and supporting documents filed in connection therewith, collectively, the “Lawsuit”) in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida (Civil Action No. CACE-13-018682 Division: 21) (the “Court”); and

WHEREAS, the Parties now wish to fully and finally resolve their dispute and all claims that could have been raised in any legal form or forum, including in litigation or any other proceeding, arising out of or related to the Existing Default and the Lawsuit, and any claims that the Credit Parties and the Defendant ever had, now have, or may hereafter have for or by reason of any cause, action, event, statement, omission or failure to act, matter or thing whatsoever from the beginning of time until the Effective Date.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Credit Agreements.

2. Forbearance. Defendant agrees to temporarily forebear from exercising its rights and remedies under and pursuant to the Credit Agreements and transaction documents executed in connection therewith and to not file any claims or counterclaims against the Credit Parties (the “Forbearance”) unless and until such time as (i) the Credit Parties fail to satisfy any of the items or fail to make any payments contained in Section 4 of this Agreement or (ii) the Credit Parties hereafter fail to comply with any terms or conditions contained in the Credit Agreements as amended hereby, which such terms and conditions expressly survive the execution and delivery of this Agreement.

3. Payments. The Credit Parties shall pay the Defendant the amounts provided on Schedule 1 hereto on or prior to the dates stated thereon, provided, however, that in the event that the Credit Parties fail to make the payment of One Million Seven Hundred Thousand and No/100 United States Dollars (US$1,700,000) due on September 30, 2014 (as provided in Schedule 1), then, notwithstanding anything contained on Schedule 1 hereto to the contrary, the Credit Parties shall pay the Defendant the amounts provided on Schedule 2 hereto on or prior to the dates stated thereon. In the event that payment are not timely made pursuant to Schedule 1 or Schedule 2, as applicable, the Defendant shall have the right to immediately terminate the Forbearance and pursue any and all remedies available to it at law or in equity, including, but not limited to, accelerating the debt owed in connection herewith or in connection with the Credit Agreement or any other document executed in connection therewith and immediately filing the Final Consent Judgment. For the avoidance of doubt, any payment which is not timely made when due pursuant to Schedule 1, including, but not limited to any payment due prior to the payment of One Million Seven Hundred Thousand and No/100 United States Dollars (US$1,700,000) due on September 30, 2014, shall immediately terminate the Forbearance. Upon the execution hereof, each of the provisions pertaining to the amount and timing of the payment of principal, interest, fees and expenses, as contained in the respective Credit Agreements, shall hereinafter be replaced in their entirety and the Credit Parties shall make payments to the Defendant pursuant to this Agreement.

4. Conditions Precedent to Effectiveness of Defendant’s Release: Notwithstanding any other provision of this Agreement, the effectiveness of Section 5 hereof is subject to the satisfaction of all of the following conditions precedent (unless a condition is waived in writing by the Defendant):

(a)	The Credit Parties shall pay the Defendant such amounts on such dates as provided in Section 3 hereof, which such payments shall be applied in satisfaction of the Obligations of the Credit Parties;

(b)
Within twenty (20) days of the Effective Date, the Plaintiff shall cause its attorneys to file the Conditional Joint Dismissal attached hereto as Exhibit E (the “Conditional Dismissal”) with an express request that the Court reserve jurisdiction to enforce the terms of this Agreement, and with the Guarantors’ consent to the jurisdiction of the Court and, in the event that Plaintiff’s attorney fails to make such filing, Defendant’s attorney shall be authorized and shall make such filing and, by the executed hereof, the Credit Parties expressly consent to the Defendant making such filing;

(c)
Each Credit Party shall have executed and delivered to the Defendant two original copies of a Final Consent Judgment, dated as of the Effective Date, in the form attached hereto as Exhibit F (the “Final Consent Judgment”);

(d)
The Credit Parties shall have executed and delivered to the Defendant an original copy of an amended and restated secured promissory note, dated as of the Effective Date, in the form attached hereto as Exhibit G (the “Note”);

(e)
The Credit Parties shall have executed and delivered to the Defendant a certificate of an officer of each of the Credit Parties certifying and attaching resolutions of each Credit Parties’ respective board of directors or managers, approving and authorizing the execution, delivery, performance and, as applicable, filing of this Agreement, the Note, the Conditional Dismissal and the Final Consent Judgment; and

(f)	The Credit Parties hereafter shall comply with all terms or conditions contained in the Credit Agreements as amended hereby.

5. Defendant’s Release. Upon satisfaction of each of the items contained in Section 4 above the Defendant, on behalf of itself and its predecessors, successors, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Defendant or in which the Defendant have or had a controlling interest (collectively, the “Defendant Releasors”), in consideration of the satisfaction of the items contained in Section 4 above, hereby remises, releases, acquits and forever discharges the Credit Parties and any and all of her respective direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the “Credit Parties Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action arising from the Lawsuit, the Credit Agreements or any related transaction documents, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Defendant Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Credit Parties Releasees, from the beginning of time up to and including the Effective Date (the “Released Defendant Claims”). Nothing in the foregoing release or any other provision in this Agreement to the contrary shall release any claim to enforce this Agreement or any rights of the Defendant contained in Section 2.2(e) and Section 14.19 of each Credit Agreement, which such claims and rights expressly survive the execution, delivery and performance of this Agreement and the releases contained herein.

6. Credit Parties’ Release. Upon execution of this Agreement, the Credit Parties, on behalf of themselves and their predecessors, successors, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Credit Parties or in which the Credit Parties have or have had a controlling interest (collectively, the “Credit Parties Releasors”), in consideration of the Forbearance contained in Section 2 above, hereby remises, releases, acquits and forever discharges the Defendant and any and all of their respective direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the “Defendant Releasees”), of and from the Lawsuit and any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action arising from the Lawsuit, the Credit Agreements or any related transaction documents, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Credit Parties Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Defendant Releasees, from the beginning of time up to and including the Effective Date (the “Released Credit Parties Claims”). Nothing in the foregoing release shall release any claim to enforce this Agreement.

7. Release of Unknown Claims: The following releases and provisions will be automatically effective, (i) with respect to the releases and provisions for the benefit of the Defendant, upon execution of this Agreement by the Credit Parties, and (ii) with respect to the releases and provisions for the benefit of the Credit Parties, upon the completion of all items contained in Section 4 hereof:

(a)
The Parties stipulate and agree that the Credit Parties Releasors and the Defendant Releasors expressly waive the provisions, rights and benefits conferred by any law of any state or any territory of the United States or of any other nation, or principle of common law relating to claims which the Parties did not know or suspect to exist in the other Party’s favor at the time of executing this Agreement, which, if known by Parties, would have materially affected the Credit Parties’ and/or the Defendant’s settlement with the other Party.

(b)
The Credit Parties Releasors and the Defendant Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true with respect to the Lawsuit, the Credit Agreements, or the claims or other legal forms of action released herein, but the Credit Parties Releasors and the Defendant Releasors fully, finally, and forever settle and release any and all claims set forth above, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Credit Parties Releasors and the Defendant Releasors acknowledge that the inclusion of such “unknown claims” in this Agreement was separately bargained for and was a key element of the Agreement, and that each of them assumes the risk of any mistake of fact or law on its own behalf. If the Parties should subsequently discover that its understanding of the facts or of the law was or is incorrect, the Parties shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Parties hereto according to the terms hereof regardless of any claims of mistake of fact or law.

8. Shares. Upon the execution hereof, the Defendant agrees that any and all shares of the Plaintiff’s common stock which have previously been issued to the Defendant in connection with the Credit Agreement shall be immediately cancelled by the Plaintiff and such shares of common stock shall be returned to the Plaintiff’s treasury. Within ten (10) business days, the Defendant shall deliver to the Plaintiff any and all share certificates evidencing the shares of Plaintiff’s common stock which Defendant has in its possession or control. Each of the provisions pertaining to the delivery of shares of the Plaintiff’s common stock, as contained in the respective Credit Agreements, shall be hereinafter void and have no further effect.

9. Prepayment. The Credit Parties may prepay the amounts required to be paid pursuant to Section 3 hereof, in whole or in part, without penalty. Any prepayment shall be applied to the immediately subsequent payment due and owing the Defendant at such time. Any reduction in the amount of interest due to the Defendant as a result of any prepayment shall be credited to the final payment due and owing the Defendant pursuant to Schedule 1 or Schedule 2, as applicable.

10. Additional Indebtedness; Subordination. The Credit Parties shall not execute any credit documentation and/or assume any additional indebtedness, except, that the Credit Parties shall be permitted to assume (i) additional unsecured indebtedness in an amount equal to no more than Six Hundred Thousand and No/100 United States Dollars (US$600,000) provided that such funds are used solely to make the first three (3) payments due to the Defendant, as provided on Schedule 1 hereto, and such advances are paid directly to the Defendant by the third party lender (or by counsel to the Credit Parties, such counsel having received payment from the third party lender); and (ii) additional secured indebtedness in an amount equal to no more than One Million Seven Hundred Thousand and No/100 United States Dollars (US$1,700,000) provided that such funds are used solely to make the fourth (4th) payment due to the Defendant, as provided on Schedule 1 hereto, and such advance is paid directly to the Defendant by the third party lender. In the event that One Million Seven Hundred Thousand and No/100 United States Dollars (US$1,700,000) is advanced by a third party lender and such funds are used to make the fourth (4th) payment due to the Defendant, as provided on Schedule 1 hereto, prior to September 30, 2014, then the Defendant hereby agrees to subordinate its remaining security interest priority to the security interest priority of the third party lender.

11. Security Interest Confirmation. The Credit Parties each hereby represent, warrant and covenant that (i) the Defendant’s security interests in all of the “Collateral” (as such term is defined in each Security Agreement executed by each of the Credit Parties in connection with the Credit Agreements) are and remain valid, perfected, first priority security interests in such Collateral, (ii) any and all additional obligations incurred by the Credit Parties in connection with this Agreement constitute Obligations (as defined in the Credit Agreements) and such additional obligations are each secured by Defendant’s security interests in all of the Collateral, and (iii) the Credit Parties have not granted any other encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, other than Permitted Liens.

12. Ratification. The Credit Parties hereby acknowledge, represent, warrant and confirm to the Defendant that: (i) each of the Credit Agreements and documents executed in connection therewith, as amended hereby, are valid and binding obligations of the Credit Parties, enforceable thereagainst in accordance with their respective terms; (ii) all obligations of the Credit Parties under Credit Agreements, as amended hereby, and documents executed in connection therewith are, shall be and continue to be secured by and under the Security Agreements, the Guaranty Agreements, the UCC Financing Statements, and documents executed in connection therewith; and (iii) no oral representations, statements, or inducements have been made by Defendant or any agents or representatives of the Defendant with respect to any of the Credit Agreements or any documents executed in connection therewith.

13. Existing Default. The Credit Parties acknowledge the Existing Defaults. The Credit Parties agree that by entering into this Agreement, the Defendant is not waiving any rights it may have arising under or from the Existing Defaults, the Credit Agreements or any related transaction documents.

14. No Admission of Fault. The Defendant, by entering into this Agreement, does not concede any fault, liability or wrongdoing, and expressly denies any fault, liability or wrongdoing whatsoever. The execution of this Agreement, and the consideration and other terms and conditions thereof, do not constitute and shall not be construed as or deemed to be evidence of, or an admission or concession on the part of the Defendant with respect to any claim, fault or liability, or any wrongdoing or damage whatsoever. This Agreement may not be used for any purpose other than to effectuate this settlement and the terms hereof.

15. Reservation of Rights. Notwithstanding the Forbearance, the Credit Parties acknowledge and agree that Events of Default (as defined in each of the Credit Agreements) have occurred and are continuing as of the date hereof. Upon the termination of the Forbearance, the Defendant shall have all rights, powers and remedies set forth in this Agreement, the Credit Agreements, any of the transaction documents executed in connection with the Credit Agreements, and any other written agreement or instrument relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, Defendant may, at its option, upon the termination of the Forbearance, declare all Obligations to be immediately due and payable. No Event of Default is being waived by Defendant in connection with the Forbearance, except and unless such waiver is in writing and signed by Defendant. No failure or delay on the part of Defendant in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of Defendant to exercise any remedy available to Defendant in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.

16. Final Consent Judgment. Upon the termination of the Forbearance, in addition to any other rights or remedies the Defendant may have under this Agreement, the Credit Agreements, any of the transaction documents executed in connection with the Credit Agreements, and any other written agreement or instrument relating to any of the Obligations or any security therefor or applicable law, the Defendant shall have the right, but not the obligation, to immediately accelerate the debt pursuant hereto and cause the Final Consent Judgment to be entered into a court of competent jurisdiction.

17. No Action. (i) Upon execution of this Agreement by the Credit Parties, the Credit Parties covenant and agree not to commence or prosecute any action or proceeding against the Defendant based on the Credit Parties Released Claims; and (ii) upon the completion by the Credit Parties of all items contained in Section 4 hereof, the Defendant covenants and agrees not to commence or prosecute any action or proceeding against the Credit Parties based on the Defendant Released Claims.

18. Preparation of Agreement. Each Party represents to the other that its counsel have negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Agreement. Each Party to this Agreement acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

19. Confidentiality. Except as permitted below, each Party shall maintain the confidentiality of the Agreement. The negotiations in connection with this Agreement were and are intended by the Parties to be privileged settlement discussions, and are confidential; neither Party shall disclose such negotiations unless compelled to do so by a court of competent jurisdiction. Neither this Agreement, its contents, terms and conditions, nor any other information concerning this Agreement or the dispute between the Parties, shall be disclosed to third parties (including, but not limited to, the media) without the express written approval of all the Parties, except as otherwise provided in this Section. This Agreement shall not be introduced in evidence or used for any purpose except: (a) in an action to enforce its provisions; (b) to prove a defense to a claim or other legal form of action alleged to have been released herein; (c) in response to an order directed to a Party from a judicial or governmental authority having jurisdiction over such Party, in which event the receiving party shall notify the other Parties of the order; (d) in response to a subpoena or other process served on a Party (the “Served Party”) by a third party seeking to compel the disclosure of this Agreement or its terms, in which event, however, the Served Party shall notify the other Party or Parties of such subpoena or process as soon as possible and grant it or them the opportunity to notify the Served Party in writing within ten (10) days if the other Party or Parties intend to move to quash, seek a protective order or take other appropriate action, and, if so informed, the Served Party shall not make the disclosure sought by the subpoena or notice unless the relief sought is denied or the other Party or Party – despite its or their notice to the contrary – fails to seek the noticed relief within a reasonable time; (e) if appropriate in a future action, in an application for a determination that the settlement between the Parties is a good faith settlement properly subject to a contribution bar, in which event this Agreement shall be filed under seal; or (f) as required by federal or state law, rule or regulation. The Parties also may, to the minimum extent necessary, disclose this Agreement to the Internal Revenue Service and/or any state taxing authorities and to the Parties’ respective attorneys, accountants, auditors, professionals and other financial advisors/consultants who have a legal or ethical obligation to hold the terms and information herein confidential, so that they may perform their professional, business, or financial duties and obligations. To the extent possible under federal or state law, rule or regulation, any disclosure by either Party subject to the confidentiality terms of this Section shall not reference the other Party. The determination of whether a federal or state law, rule or regulation requires the disclosure of this Agreement or any term or provision hereof is left to the sole discretion of the Party making the disclosure, in consultation with its attorneys, accountants, auditors, professionals or other financial advisors/consultants. Notwithstanding the foregoing, the Parties acknowledge the Plaintiff’s obligation to disclose this Agreement in connection with the reporting obligations under the Securities Exchange Act of 1934.

20. Non-Disparagement. The Parties hereby agree that they will not make any remarks or adverse statements in any and all media (e.g., in writing, orally or on the internet via, among other things, blogs, message boards and social networks) about the other Party or affiliates that could reasonably be construed as disparaging or defamatory, or to cast the other Party or any of their affiliates in a negative light, or harm the other Party or any of their affiliates’ current or prospective business plans.

21. Fees and Expenses. The Credit Parties agree to pay all legal fees, costs and expenses that the Defendant may incur in connection with the enforcement of the terms and conditions of this Agreement and/or the collection of any sums due and owing to the Defendant in connection with the Credit Agreements.

22. Choice of Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 23 hereof, this Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of the State of Nevada, without giving effect to the choice of law provisions.

23. MANDATORY FORUM SELECTION. ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THE AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THE AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. THIS PROVISION IS INTENDED TO BE A “MANDATORY” FORUM SELECTION CLAUSE AND GOVERNED BY AND INTERPRETED CONSISTENT WITH FLORIDA LAW.

24. Consent to Jurisdiction. Each of the Guarantors hereby consents to the jurisdiction of any of the federal or state courts located in Broward County, Florida, for any and all purposes related to the Lawsuit, included but not limited to the Conditional Dismissal, and entry of the Final Consent Judgment, if any.

25. Amendments; Modifications. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. The Parties expressly intend and agree that there shall be no exceptions to this “oral modification” clause, including, but not limited to, any present or future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

26. Entire Agreement. This Agreement represents the entire agreement of the Parties as to the matters set forth herein and shall supersede any and all previous contracts, arrangements or understandings among the Parties.

27. Counterparts. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

28. Authorized Representative. Each signatory on behalf of a Party to this Agreement represents and warrants that he or she is a duly authorized representative of that Party, with full power and authority to agree to this Agreement and all the terms herein on behalf of that Party, which Party shall be bound by such signature.

29. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by an internationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that a notice of change of address(es) shall be effective only from the date of its receipt by the other Party):

if to the Credit Parties, to:

9337 Fraser Avenue
Silver Spring, MD 20910
Attention: Mackie Barch

with a copy (which shall not constitute notice) to:

Sacher, Zelman, Hartman, Paul, Beiley & Sacher, P.A.
1401 Brickell Avenue, Suite 700
Miami, FL 33131
Attn: Joseph A. Sacher, Esq.

and

Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
12505 Park Potomac Avenue, 6th Floor
Potomac, MD 20854
Attn: Jacob S. Frenkel, Esq.

and

Clyde, Snow & Sessions, PC
201 S. Main Street, 13th Floor
Salt Lake City, UT 84111
Attn: Brian A. Lebrecht, Esq.

if to the Defendant, then to:

TCA Global Credit Master Fund, LP
3960 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
Attn: Robert Press

with a copy (which shall not constitute notice) to:

Schoeppl & Burke, P.A.
4651 North Federal Highway
Boca Raton, Florida 33431-5133
Attn: Carl F. Schoeppl, Esq.

and

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Seth A. Brookman, Esq.

Notices by e-mail, facsimile or other means not expressly permitted hereunder shall have no force and effect, unless the Party receiving a given notice waives, in writing, as to that notice the form of delivery requirement set forth in this Section. The Parties agree, however, that, where practicable, they will contemporaneously e-mail to counsel for the opposing Party (at the respective address set forth above) a courtesy copy of any notices or communications sent concerning this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties execute this Agreement as of the date first written above.

PLAINTIFF:

PHARMAGEN, INC.

By:	/s/ Mackie Barch
Name:
Title:

GUARANTORS:

PHARMAGEN DISTRIBUTION, LLC

By:	/s/ Mackie Barch
Name:
Title:

PHARMAGEN LABORATORIES, INC.

By:	/s/ Mackie Barch
Name:
Title:

PHARMAGEN NUTRICEUTICALS, INC.

By:	/s/ Mackie Barch
Name:
Title:

[signature page 1 of 2 to Settlement and Release Agreement]

DEFENDANT:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Name:	Robert Press
Title:	Director

[signature page 2 of 2 to Settlement and Release Agreement]

SCHEDULE 1

PAYMENT SCHEDULE

Date	Amount
March 14, 2014	US$150,000.00
March 31, 2014	US$150,000.00
June 30, 2014	US$300,000.00
September 30, 2014	US$1,700,000.00
October 31, 2014	US$31,500.10
November 28, 2014	US$31,500.10
December 31, 2014	US$31,500.10
January 30, 2015	US$31,500.10
February 27, 2015	US$31,500.10
March 31, 2015	US$31,500.10
April 30, 2015	US$31,500.10
May 29, 2015	US$31,500.10
June 30, 2015	US$31,500.10

SCHEDULE 2

PAYMENT SCHEDULE

Date	Amount
March 14, 2014	US$150,000.00
March 31, 2014	US$150,000.00
June 30, 2014	US$300,000.00
September 30, 2014	US$675,674.20
December 31, 2014	US$675,674.20
March 31, 2015	US$675,674.20

EXHIBIT A

Senior Secured Revolving Credit Facility Agreement,

dated as of September 30, 2012

(See attached)

EXHIBIT B

Amendment No. 1 to

Senior Secured Revolving Credit Facility Agreement,

dated as of November 30, 2012

(See attached)

EXHIBIT C

Amendment No. 2 to

Senior Secured Revolving Credit Facility Agreement,

dated as of March 29, 2013

(See attached)

EXHIBIT D

Senior Secured Revolving Credit Facility Agreement,

dated as of February 28, 2012

(See attached)

EXHIBIT E

Form of Joint Stipulation of Conditional Dismissal

PHARMAGEN, INC.,
a Nevada corporation

Plaintiff,

Case No. CACE-13-018682 21

Judge John J. Murphy, III

v.

Defendant.
______________________________________/

PARTIES' CONDITIONAL JOINT STIPULATION OF DISMISSAL OF COMPLAINT WITH PREJUDICE

Pursuant to Fla.R.Civ.P. 1.420(a)(1), Plaintiff, **PHARMAGEN, INC. ("PHARMAGEN")**, Defendant **TCA GLOBAL CREDIT MASTER FUND, L.P. ("TCA FUND")**, and consent-party Guarantors **PHARMAGEN DISTRIBUTION, LLC, ("PHARMAGEN DISTRIBUTION")**, **PHARMAGEN LABORATORIES, INC. ("PHARMAGEN LABS")**, and **PHARMAGEN NUTRICEUTICALS, INC. ("PHARMAGEN NUTRICEUTICALS"**, together with **PHARMAGEN DISTRIBUTION** and **PHARMAGEN LABS**, hereafter, the "**GUARANTORS**") and hereby conditionally, jointly stipulate and agree as follows:

1. Plaintiff **PHARMAGEN** now has pending claims in the above-captioned matter against Defendant **TCA FUND**.

2. Each of the **GUARANTORS** hereby consents and stipulates to the jurisdiction of this Court for all purposes including but not limited to: the dismissal of this action, the enforcement of the Settlement and Release Agreement, and any entry of the Final Consent Judgment.

3. The Parties have resolved their dispute in the above-captioned action by entering a Settlement and Release Agreement, which has been executed by the Parties.

4. However, the Parties intend and request that this Court retain jurisdiction to enforce the terms of the Settlement and Release Agreement, and the Parties' stipulation to the dismissal of the above captioned matter, with prejudice, is wholly conditional upon this Court's retention of jurisdiction to enforce the terms of the Settlement and Release Agreement.

5. In the event that this Court retains jurisdiction to enforce the terms of the Settlement and Release Agreement, the Parties agree to the entry of an Order of Dismissal With Prejudice of the above-captioned action, in the form of the proposed Order attached hereto as **Exhibit 1**.

IN WITNESS WHEREOF, the Parties have entered into and executed this Conditional Stipulation effective as of February 25, 2014.

TCA GLOBAL CREDIT MASTER FUND, L.P.
By: Trafalgar Capital Advisors, LLC
Manager of the TCA Global Credit Master Fund, L.P.

By: ______________________________
Robert D. Press, As its Duly Authorized Agent

PHARMAGEN, INC.

By: ______________________________
CFO, as its Duly Authorized Agent

STATE OF Maryland)
) **ss:**
COUNTY OF Howard)

Sworn to and subscribed before me on this 28th day of February, 2014 by Mackie Barch, as the duly authorized agent of **PHARMAGEN, INC.** who is either personally known to me or produced a driver's license as identification, and who did take an oath.

JAMIE LYNN ROBINSON
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires January 16, 2017

NOTARY PUBLIC

PHARMAGEN DISTRIBUTION, LLC

By: ______________________

CEO, as its Duly Authorized Agent

STATE OF Maryland)

) **ss:**

COUNTY OF Howard)

Sworn to and subscribed before me on this 28th day of February, 2014 by Mackie Barch, as the duly authorized agent of **PHARMAGEN DISTRIBUTION, LLC** who is either personally known to me or produced a driver's license as identification, and who did take an oath.

____

NOTARY PUBLIC

JAMIE LYNN ROBINSON
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires January 16, 2017

PHARMAGEN LABORATORIES, INC.

By: ______________________

CEO, as its Duly Authorized Agent

STATE OF Maryland)

) **ss:**

COUNTY OF Howard)

Sworn to and subscribed before me on this 28th day of February, 2014 by Mackie Barch, as the duly authorized agent of **PHARMAGEN LABORATORIES, INC.** who is either personally known to me or produced a driver's license as identification, and who did take an oath.

____

NOTARY PUBLIC

JAMIE LYNN ROBINSON
NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires January 16, 2017

PHARMAGEN NUTRICEUTICALS, INC.

By: ______________________

IN THE CIRCUIT COURT OF THE 17th JUDICIAL CIRCUIT
IN AND FOR BROWARD COUNTY, FLORIDA

PHARMAGEN, INC., a Nevada Corporation, Plaintiff, vs. TCA GLOBAL CREDIT MASTER FUND, L.P., a Florida foreign limited partnership Defendants.	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. CACE-13-018682 21 Judge John J. Murphy, III

[PROPOSED] ORDER DISMISSING CASE WITH PREJUDICE BUT
RETAINING JURISDICTION TO ENFORCE TERMS OF SETTLMENT AND RELEASE AGREEMENT

THIS MATTER came before the Court upon the Parties’ Conditional Joint Stipulation of Dismissal With Prejudice (“Conditional Joint Stipulation”) entered into by and between the parties pursuant to Fla.R.Civ.P. 1.420(a)(1), and the Court, after reviewing the Conditional Joint Stipulation and otherwise being duly advised in the premises, it is hereby

ORDERED that the Complaint filed by Plaintiff Pharmagen, Inc. against Defendant TCA Global Credit Masterfund, L.P., is dismissed with prejudice, and

IT IS FURTHER ORDERED that the Court will retain jurisdiction to enforce the terms of the Settlement and Release Agreement executed between the Parties.

DONE AND ORDERED in Chambers this ___ day of _____________________, 2014.

John J. Murphy III

EXHIBIT F

Form of Final Consent Judgment

IN THE CIRCUIT COURT OF THE 17th JUDICIAL CIRCUIT
 IN AND FOR BROWARD COUNTY, FLORIDA

PHARMAGEN, INC.,	Case No. CACE-13-018682 21
a Nevada corporation

Plaintiff,	Judge John J. Murphy, III,

vs.

TCA GLOBAL CREDIT MASTER
FUND, L.P., a Florida foreign limited
partnership,

Defendant.
__________________________________/

 FINAL CONSENT JUDGMENT AGAINST
PHARMAGEN, INC., PHARMAGEN DISTRIBUTION, LLC, PHARMAGEN
LABORATORIES, INC., AND PHARMAGEN NUTRICEUTICALS, INC.

THIS MATTER came before the Court upon Plaintiff PHARMAGEN, INC.’s (“PHARMAGEN”), and consent-parties PHARMAGEN DISTRIBUTION, LLC, ("PHARMAGEN DISTRIBUTION"), PHARMAGEN LABORATORIES, INC. ("PHARMAGEN LABS"), and PHARMAGEN NUTRICEUTICALS, INC. ("PHARMAGEN NUTRICEUTICALS", together with PHARMAGEN DISTRIBUTION and PHARMAGEN LABS, hereafter, the "GUARANTORS"), and Defendant TCA GLOBAL CREDIT MASTER FUND, L.P.’s (“TCA FUND”) Consent to the Entry of a Final Judgment (the “Consent”), embodied in the Settlement and Release Agreement, attached hereto as Exhibit 1, and incorporated herein by reference, and the Court, after considering the Consent in which PHARMAGEN and the GUARANTORS, inter alia, consent to the entry of this Final Judgment holding them jointly and severally liable to TCA FUND, and waive the making of any findings of fact and conclusions of law in this Final Judgment, and waive the right to appeal, or otherwise contest the validity of this Final Judgment, and being otherwise duly advised in the premises, it is hereby:

Exhibit F to Settlement and Release Agreement

ORDERED that judgment in favor of Defendant is hereby entered against the Plaintiff and the Guarantors in the aggregate principal amount of all loans outstanding under and pursuant to the Credit Agreements, plus costs (including reasonable attorneys' fees) and accrued and unpaid interest, fees and expenses less any payments previously made by Defendants, which net amount is $________________ (the "Judgment Amount"). Interest shall accrue on the Judgment Amount at the rate of eighteen percent (18%) per annum until all amounts due under the terms of this Judgment by Confession are paid to Plaintiff.

IT IS FURTHER ORDERED that the Plaintiff and the Guarantors shall each cooperate with the Defendfant, and provide any and all reasonable and proper discovery requested by the Plaintiff, including, but not limited to, discovery concerning the financial condition and ability to pay this Final Judgment by Defendants.

IT IS FURTHER ORDERED that this Court shall retain jurisdiction over the parties for all purposes relating to the Consent, including, but not limited to, the enforcement of this Final Consent Judgment.

DONE AND ORDERED in Chambers this day of , 20___.

JUDGE JOHN J. MURPHY, III

Exhibit F to Settlement and Release Agreement

EXHIBIT G

Form of Note

(See attached)